EXHIBIT 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that Yehuda L. Neuberger does hereby constitute and appoint Max G. Caviet and Bentzion S. Turin and each of them, with full power of substitution and full power to act, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form S-1 (File No. 333-146137) of Maiden Holdings, Ltd., any and all registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933 (including post-effective amendments) to register additional securities and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed below by Yehuda L. Neuberger in the capacity and on the date indicated.

Date: April 7, 2008

/s/ Yehuda L. Neuberger
Yehuda L. Neuberger, Director